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                                                                    EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement of Janus Capital Group Inc. on Form S-4 of our report dated March 9, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the implementation of Statement of Financial Accounting Standards No. 142), appearing in the Annual Report on Form 10-K of Janus Capital Group Inc. for the year ended December 31, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
September 17, 2004